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                                EXHIBIT 99.2


     Court Denies Debenture Holders' Request for Immediate Release of Shares

CALABASAS, Calif.--(BUSINESS WIRE)--July 30, 1998--Nevada Manhattan Mining Inc. (OTC/BB:NVMH - news) Thursday announced that in the lawsuit filed by two debenture holders in Federal District Court in New York, in response to Nevada Manhattan Mining Inc.'s lawsuit filed in Federal District Court in California, the New York Court today denied those debenture holders' request for an Order directing that the company (i) immediately issue 2,306,878 common shares of the company and (ii) file a registration statement with the Securities and Exchange Commission relating to all shares issuable upon conversion of the debentures.

Nevada Manhattan Mining is a diversified, natural resource company. For more information on Nevada Manhattan Mining, contact Yvonne Cambere at 818/591-4400, E-mail at administration@nevadamanhattan.com.